Exhibit 99.3

GFI Group Board Comments on BGC Tender Offer

Urges Shareholders to Take No Action on BGC Tender Offer

Says Board Is Actively Exploring Strategic Alternatives with Any and All Interested Parties to Maximize Value for All Shareholders

LONDON and NEW YORK, February 2, 2015 — GFI Group Inc. (“GFI Group”, “GFI” or the “Company”), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, issued the following statement from the Board of Directors in response to BGC Partners, Inc. (“BGC”) tender offer to acquire the outstanding shares of GFI, which is set to expire on February 3, 2015:

“The GFI Board urges shareholders to take no action on the BGC tender offer at this time. As announced on Friday, the GFI Board is actively engaged in a process to explore strategic alternatives with any and all interested parties to maximize shareholder value for all shareholders.  These alternatives could include, among others, joint ventures, mergers and/or acquisitions.  The Board has previously reviewed the unsolicited BGC tender offer, which contains provisions and conditions that make it highly unlikely to succeed in providing any value for shareholders.  The Board urges GFI shareholders not to tender into the BGC tender offer and wait for the Board to conduct its strategic review.”

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants.  More than 2,500 institutional clients benefit from GFI’s know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities.  GFI’s brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Investor Contacts

Mark Brazier

GFI Group Senior Vice President, Corporate Development and Communications

+1 212 968 6905

mark.brazier@gfigroup.com

Media Contacts

Patricia Gutierrez

GFI Group Vice President - Public Relations

+ 1 212 968 2964

patricia.gutierrez@gfigroup.com

Additional Information About the BGC Tender Offer

The Company has filed a solicitation/recommendation statement with respect to the tender offer with the SEC.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE TENDER OFFER AND OTHER DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the solicitation/recommendation statement with respect to the tender offer and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov or at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://www.gfigroup.com or by contacting the Company’s Investor Relations Department at (212) 968-6905.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives.  When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of GFI and are subject to a number of risks and uncertainties.  These include, but are not limited to, risks and uncertainties associated with: whether any potential sale of, or other strategic transaction by or related to GFI will be consummated and, if so, the timing and terms of any such transaction, including any possible sale price; economic, political and market factors affecting trading volumes; securities prices or demand for GFI’s brokerage services; competition from current and new competitors; GFI’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; GFI’s ability to identify and develop new products and markets; changes in laws and regulations governing GFI’s business and operations or permissible activities; GFI’s ability to manage its international operations; financial difficulties experienced by GFI’s customers or key participants in the markets in which GFI focuses its brokerage services; GFI’s ability to keep up with technological changes; uncertainties relating to litigation and GFI’s ability to assess and integrate acquisition prospects. Further information about factors that could affect GFI’s financial and other results is included in GFI’s filings with the Securities and Exchange Commission.  GFI does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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